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                         [LETTERHEAD OF PIPER RUDNICK LLP.]



                                                               6225 Smith Avenue
                                                  Baltimore, Maryland 21209-3600
                                              MAIN 410.580.3000 FAX 410.580.3001






                                April 29, 2003



PRUDENTIAL GOVERNMENT INCOME FUND, INC.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


     Re:  Registration Statement on Form N-1A
          -----------------------------------

Ladies and Gentlemen:

     Please refer to our opinion letter to you of April 24, 2002 (the "Letter"), concerning certain matters of Maryland law relating to the incorporation and the issuance of shares of capital stock, par value $0.01 per share ("Shares"), of Prudential Government Income Fund, Inc., a Maryland corporation (the "Fund"). Such opinion was filed as Exhibit (i) to the Fund's Registration Statement on Form N-1A (Post-Effective Amendment No. 30 under the Securities Act of 1933, as amended, Registration No. 2-82976, and Amendment No. 33 under the Investment Company Act of 1940, as amended, Registration No. 811-3712). We hereby confirm as to an aggregate of 2,000,000,000 Shares the opinion stated in the Letter, as of the date thereof, and consent to your incorporation by reference of such opinion as Exhibit (i) to the Fund's Registration Statement on Form N-1A (Post-Effective Amendment No. 31 under the Securities Act of 1933, as amended, Registration No. 2-82976 and Amendment No. 34 under the Investment Company Act of 1940, as amended, Registration No. 811-3712).

                                         Very truly yours,

                                         /s/ Piper Rudnick LLP









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